Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-209532) and in the Registration Statement on Post-Effective Amendment No. 1 on Form S-8 (No. 333-206898) of Hubbell Incorporated of our report dated April 19, 2018 on the consolidated financial statements of Meter Readings Holding Group, LLC and Subsidiaries, which is included in this Current Report on Form 8-K/A.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
April 19, 2018